Transcript of

VirtualScopics, Inc.

First Quarter 2014 Earnings Call

May 15, 2014

Participants

Jim Groff - Acing Chief Financial Officer

Eric Converse - Interim Chief Executive Officer

Analysts

Paul Rodgers - Gold Leaf Capital Management

Douglas Russell - Brown Harris Stevens

Presentation

Operator

Greetings, and welcome to the VirtualScopics First Quarter 2014 Financial Results. At this time, all participants are in a listen-only mode. A brief question and answer session will follow the formal presentation. As a reminder, this conference is being recorded.

I would now like to turn the conference over to your host, Mr. Jim Groff, Acting CFO.

Jim Groff - Acing Chief Financial Officer

Thank you, operator. Good morning and thank you for joining us for VirtualScopics’ First Quarter 2014 conference call. I’d like to remind everyone that this call contains forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933 as amended in Section 21(e) of the Securities Exchange Act of 1934 as amended and [indiscernible] to be covered by the Safe Harbor created thereby. These forward-looking statements include, but are not limited to statements regarding the expected benefits of the company, investment in infrastructure, and new customer contract signings and awards, potential alliance with IXICO and/or statements preceded by, followed by or that include the words believe, could, expect, anticipate, estimate, intend, plans, projects, seeks, or similar expressions.

Forward-looking statements deal with the company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Many of these risks and uncertainties are discussed in the company’s annual report on Form 10-K for the fiscal year ended December 31, 2013 filed with the Securities and Exchange Commission and in any subsequent report filed with the Securities and Exchange Commission, all of which are available at the Securities and Exchange Commission’s Web site at www.sec.gov. These includes, without limitations, the risk of cancellation or delay of customer contracts, or specifically as it relates to contract awards, the risk that it may not get signed. All of this includes the company’s dependence on its largest customers and the risk of contract performance, protection of their intellectual property, and the risk of infringement of the intellectual property rights of others.

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Transcript: VirtualScopics, Inc. First Quarter 2014 Earnings Call May 15, 2014

All forward-looking statements speak only as of the date of this press release and the company undertakes no obligation to update such forward-looking statements. Whether as a result of new information, further events, or otherwise, investors are urged to examine these and other risks and uncertainties detailed on VirtualScopics’ periodic public filings on file with the Securities and Exchange Commission. With that said, I’d now like to turn the call over to Eric Converse, our Interim CEO, for opening remarks.

Eric Converse - Interim Chief Executive Officer

Thanks, Jim. Good morning, everyone. Jim and I have been looking forward to this call that we’re able to share with you the positive direction in which VirtualScopics is going.

If you’ll now look at slide three, you’ll see that bookings signed and awards outstanding as of March 31, 2014 were $13.6 million, which is more than triple the $4 million in bookings signed and awards outstanding at March 31, 2013. If you recall, the total of last year’s bookings signed was more than double the year before. So not only is this trend continuing, it’s gaining momentum. I will go into more detail shortly, but I just wanted to begin by letting everyone know that we’ve had our strongest start to a year ever and we are keenly focused on seeing this continue.

Also, our RFPs from our direct and PCD channels are up 11% this quarter when compared to the same quarter last year. What is potentially even more interesting is the quality of these RFPs is more in line with our core business strengths. As I mentioned to you previously, we are very focused on strengthening our core business, and this focus has been yielding extremely positive opportunities and wins.

As many of you may know, we recently announced that we are pursuing an alliance with IXICO out of the United Kingdom. The news of this intended alliance has been well received by our customers, and the synergy between our teams has been overwhelmingly positive. I will speak a bit more on this shortly.

Before I hand it to Jim to discuss the financials, I just wanted to, again, stress that our focus has been on investments in our people, operations, systems and infrastructure. These efforts are designed to continue to strengthen our core business and prepare us for the increasing level of business on our horizon. I will now hand the call over to Jim to review the Q1 financials. Jim.

Jim Groff - Acing Chief Financial Officer

Thank you, Eric. My comments today will focus on the results for the first quarter of 2014, which I’ll review for you on slide number four.

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Transcript: VirtualScopics, Inc. First Quarter 2014 Earnings Call May 15, 2014

First, I would like to point out the significant improvement in the awards outstanding and bookings, which more than tripled to $13.6 million as of March 31, 2014 as compared to $4 million at March 31, 2013. Our improved bookings were a result of our company-wide renewed focus on enhancing and building customer relationships and meeting and exceeding our customer expectations.

Additionally, we have experienced some shifts in the market from the recent mergers within the industry. These newly merged companies are not as flexible and responsive to their customers’ demands, which is one of our competitive strengths. Additionally, pharma companies tend to spread their risk by outsourcing projects to multiple preferred suppliers. The mergers we believe create an opportunity for us to fill the void and capitalize on situations where the two companies were individually preferred providers with the same clients.

Revenue has decreased by 7%, coming in at $2.4 million for the first quarter of 2014, down from $2.5 million for the first quarter of 2013. Revenue has not followed the same trend as the awards and bookings due to the timing of the startup of new projects, the timing of the recognition of revenue, and a number of studies that ended during 2013 and in the first three months of 2014. As a result, we believe 2014 revenues will be relatively flat as compared to the previous year.

As mentioned in the last quarter conference call, it is important to note that a typical project contract life can span over multiple years. So, there would be a gradual impact on revenue. A project revenue cycle is dependent on a number of factors, including the time it takes for a drug trial to begin, which varies due to the time required to set up trial sites and to recruit participants. There are also situations when the sponsors do not recruit the number of subjects or sites as originally budgeted, or a drug fails at a site and therefore comes to a premature end. In those cases, there are remaining budget dollars at the end of the study that will not be recognized as revenue.

Now turning to gross profits: For the first quarter of 2014, gross profit was approximately $758,000 as compared to $786,000 for the first quarter of 2013, representing a 4% decrease. Gross margin for the first quarter of 2014 was 32% compared to 31% in the first quarter of 2013. During the first quarter of 2014, we achieved slightly improved gross margins due to the decrease in reimbursed charges occurred as compared to the first quarter of 2013.

Our gross margins tend to fluctuate based on therapeutic area mix and phase of study, and specifically as it relates to volume of revenue. There are a certain amount of fixed costs required to support the business that result in our gross margin fluctuating with our revenues as these costs are predominately declared expenses in support of servicing our customers in this industry.

Next, research and development costs decreased by nearly $167,000 to $286,000 for the quarter ended March 31, 2014 compared to the same period in 2013. The decrease was a result of no additional dollars being spent on the personalized medicine initiative during the first quarter of 2014. We are currently reevaluating our approach in personalized medicine and have delayed any additional work on this application as we focus on our clinical trial business.

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Transcript: VirtualScopics, Inc. First Quarter 2014 Earnings Call May 15, 2014

Sales and marketing costs decreased 4% to $345,000 for the three-months ended March 31, 2014 from $358,000 in 2013. The slight decrease is related to the timing of trade shows and conferences during the three-months ended March 31, 2014 as compared to the previous year. Additionally, we plan to continue our investments in our sales function by opening a satellite office in the Pennsylvania and New Jersey pharma corridor. This office will be primarily for sales and project management so that our representatives can be closer to our customers in the area.

General and administrative costs for the quarter ended March 31, 2014 were $687,000, down 31% from $995,000 in 2013. The decrease was largely attributed to no additional dollars being spent on the professional fees to support our personalized medicine initiative during the quarter ended March 31, 2014. Additionally, there were salary savings and reductions in stock compensation during the first quarter of 2014 that resulted from the resignation of the former chief financial and executive officer during the second half of 2013.

As a recap, turning to slide number five, we believe 2014 revenues will be relatively flat as compared to 2013 due to the timing of projects starting and the number of projects that closed out during 2013 and the first three months of 2014. We anticipate operating expenses to trend higher for the remainder of the year as a result of investments in personnel, operations and systems plus the new office in Pennsylvania, New Jersey Pharma Corridor, and the addition of a Scientific Advisory Board.

Turning to the balance sheet, our cash position remains strong. As of March 31, 2014, we had a cash balance of $6.8 million compared to $7.3 million at the close of 2013. This coupled with having no debt positions us well to invest wisely in both the short and long-term to further develop our internal capabilities in order to improve operational quality, productivity and profitability. However, as a result of these investments, we anticipate the cash burn to continue throughout 2014.

To wrap up, the first quarter of 2014 demonstrates a considerable increase in new project awards and bookings as compared to the previous year. As a result of this momentum, we believe we are on our way to return to solid growth rate and future profitability. I will now turn it back over to Eric.

Eric Converse - Interim Chief Executive Officer

Thanks, Jim. Despite my enthusiasm for the future, I know many of you have been frustrated in recent years with the drop in revenue and the increase in losses. As I mentioned on my first earnings call at the end of last year, our focus is to return to profitability.

Now, if you’ll look at slide six, what I would like to do now is explain in a bit more detail how our business works and how we will deliver on this promise to returning to profitability. Our business development team is in constant contact with the market and our customers and has been building a pipeline of opportunities. As these opportunities materialize, a pharma company will issue what is called an RFP, request for proposal. This details the scope of the clinical trial and the requirements.

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Transcript: VirtualScopics, Inc. First Quarter 2014 Earnings Call May 15, 2014

We then take this RFP, have an internal review of the opportunity and then offer our services to the pharma company or CRO with the associated costs. The timing involved from answering an RFP to finding out if we win averages 73 days.

This win is called an award. At this time, we know we have won the business and we now need to focus on getting the details of the contract agreed and signed. The process of getting an award to a signed contract usually takes 35 days. Once the contract is signed, we count it as a booking. Once the booking is recognized, it immediately becomes part of our backlog.

As many clinical trials span over a few years, getting the backlog into recognized revenue will also take a few years. Since my tenure here at VirtualScopics began, I have spoken to some of our investors directly and the common theme I’m hearing is when will the revenue start trending back up? I’m hoping to get you a better understanding of this with the next set of data featured on slide seven.

Once an RFP is put into the backlog, the project is now setup to begin recognizing revenue. On average, within the first year, 30% of this revenue will be recognized. During this period, there are setup, training, and project management fees which commence. As the year continues and goes into the second year, much of the analysis work starts. The second year of the project generally recognizes another 32% of the revenue.

On average, in year three, 26% of the revenue is recognized and then as time goes on and the bulk of the analysis work has been completed, the project goes more into a maintenance phase and the remaining 12% of revenue is recognized in year four and beyond. I would like to pause here for a moment and remind everyone that these are averages. Every project is different and revenue is recognized differently.

We have projects that start up immediately and some that may not start up for months. We have early phase trials which last only a year, and we have later phase trials which could last five years. We then, of course, have trials which stop due to lack of recruitment for the trial, early signs of efficacy failure, or trials which simply do not use all the costs provisionally allocated for the trial to complete.

We are currently focusing on projecting our revenue more precisely for management purposes and for our shareholders in order to give a better picture of how we see things. This will also help lessen your frustration, increase your understanding of the business, and manage your expectations of our performance as we return to profitability.

Now moving to slide eight; as I mentioned earlier, we have had a phenomenal start to 2014. The number of qualified RFPs is up over 11% when compared to the same time period last year. This is seen with the purple arrow. Please note the word “qualified” as it reflects opportunities in our core business, not something new to our offerings.

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Transcript: VirtualScopics, Inc. First Quarter 2014 Earnings Call May 15, 2014

As we look at the numbers, the total number of awards outstanding and bookings signed at March 31, 2014 was approximately $13.6 million. The same period in 2013 had $4 million. We are 3.4 times better in direct comparison of the quarters as illustrated in the green arrow.

Even more interesting is when you compare the 2014 Q1 results against the entire, the entire 2013 result. We are at 66% of last year’s number as seen at the red arrow, and we are only 25% of the way through the year; again, a great start and one we are working very diligently to continue.

To add a bit more to the situation, as we stand here today, May 15th, we have approximately $16.8 million in awards and bookings, and that is over 82% of the awards and bookings for all of 2013 as seen at the yellow arrow. As you can imagine, these results have the entire team excited and reenergized to deliver a solid foundation for the company beyond 2014.

So, some of you may be wondering to yourself, “What changed? What is the trend not only changing, but gaining momentum?” The answer is simple and complicated. The simple answer: Focus. The team has a clear focus on what needs to be done in order to transition VirtualScopics into a company with well trained professionals, exploiting technology and increasing revenue and profitability. Around this focus we believe there are a few contributing factors.

Our current customers are happy with the service we provide. As Ron Way, our Director of Operations, continually preaches, we need to deliver quality data on time and within budget on a consistent basis. This is happening and our customers are reacting to it. We also have our Vice President of Sales and Marketing, Erik Jensen, working with his team to clearly communicate how VirtualScopics differentiates itself from the competition while at the same time keeping on the pulse of what’s happening in each account, which has not only deepened our existing relationship, but added two new major pharma companies to our customer list this year.

Further, Dr. Ed Ashton and Dr. Jon Riek have been and continue to act as our ambassador for communications as far as our scientific knowledge of our core therapeutic areas and also the latest developments in the setup of the image portion of a clinical trial and the analysis of the data. Add to that, Nicole Vespone, our Director of Quality and her added focus of process improvement and you have a well-functioning team ready to exploit each opportunity we find.

Though these senior management names are not new, the culture we have recently created, one of leadership, trust and accountability, has enabled each member of the management team to excel and lead by example in front of the rest of the team, a team of great talent and renewed enthusiasm.

What has also been incredibly impressive is the interest the team has in training. We have recently started subject matter presentations from our image scientists and radiologists. These seminars are not mandatory to attend. However, since offering the seminars, we’ve had our conference rooms packed with participants. Such enthusiasm tells me that not only do we have a quality team, we also have a dedicated team looking to gain knowledge and awareness of subjects directly related to our industry.

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Transcript: VirtualScopics, Inc. First Quarter 2014 Earnings Call May 15, 2014

There have also been some changes in the market. Recent mergers have left a few entities focusing too much internally and not enough on their customers’ needs. When you add in the burden of debt taken on by these companies, there becomes a new risk factor a sponsor of a clinical trial needs to take into account when awarding business. Fortunately, we do not have any debt. We have a good supply of cash, and we have a growing number of bookings which support a bright future. However, none of this would retain its value if our focus were not right.

A company must first have itself in order before it is able to fully exploit external opportunities. Jim’s skills, which I advised were ideal for our company at this time during our last call and the skills of his colleagues on the management team are now being fully exploited and delivering the results we are discussing today. But, these are not just my thoughts. What has been repeatedly and consistently mentioned to me by members of the staff has been how much management has changed over the past six month, changed for the better.

Employees are seeing management lead by example and have been very vocal about these observations to me. As no company is ever about one person, it is incredibly encouraging to hear my colleagues recognize the growth of the company’s leaders. This is why I believe we are trending so positively as we look forward.

Moving to slide nine, as many of you are aware, we recently announced our intent to pursue an alliance with IXICO in the United Kingdom. The thinking behind this commercial and operational alliance was to create a global presence and expand each company’s ability to offer a full range of therapeutics and modalities. Since then, our teams have been consistently meeting in order to develop a relationship between our companies based not only on a shared vision, but how we can best utilize one another to the benefit of the alliance and our customers.

What has been encouraging since the start is the similarity of the culture of the two companies. From the very beginning, IXICO has shared an interest in opening a Pennsylvania/New Jersey office with us. The good news is we are in the final negotiations for a lease and plan to take occupancy in June. This office is located right in the center of many of our customers, and will allow us to draw on talent in the area for customers and competition.

The next point of mutual interest is our Scientific Advisory Board. IXICO also wants this to be a joint board, and we cannot be more delighted about it. We have identified our initial members of this board, which will include Derek Hill of IXICO among others, and we will be doing a press release on all the members once the advisory contracts have been settled and signed.

Our project management team just returned from London last week and was encouraged by how well the companies complement one another’s skills. The IXICO IT team is due to be in Rochester next week for more discussions on systems integration.

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Transcript: VirtualScopics, Inc. First Quarter 2014 Earnings Call May 15, 2014

As this alliance is clearly motivated by a desire to give our customers the best possible service in the industry, we will be sharing more information once a definitive agreement is reached. We are also seeing the IXICO relationship as a complement to our relationship with PPD. We have recently been to Wilmington for our Executive Sponsorship Committee meeting and updated PPD on the IXICO relationship. [Indiscernible] New York City with PPD and our software team to continue our discussions on strategic investments and our platform and how to make investments which will benefit our relationship with PPD.

If you’ll turn now to slide 10, it provides you with information regarding our annual shareholders meeting, which will be held in Rochester, New York on Tuesday, June 17th. We will have presentations by several members of our senior management providing an overview of our business and the initiatives we’re undertaking as a team this year. This year’s meeting will be Webcast live and more information on how to access it will be provided shortly. I strongly urge any of you who can to please attend.

As you know, we are in a transition here at VirtualScopics and the transition affects all levels of the company. Some of you may have seen in our proxy that two of our board members, Dan Kerpleman and Mostafa Analoui, will not stand for reelection in June. We thank both of these gentlemen for their years of service to the company and wish them well in their future endeavors. Our new chairman will be elected at the June board meeting immediately following our shareholders meeting.

I also want to take this opportunity to update you on the CEO search. The search process is continuing well with more interviews scheduled next week. The board remains confident that VirtualScopics will be able to name an excellent person to fill the CEO position in a timely fashion. One thing I would like to point out is that the business is going incredibly well at this time and a thorough process in the selection of the next CEO is extremely important. Any candidate selected will be one which continues this trend and does not interfere with it. The board is being incredibly thoughtful in this process and is confident in the ultimate results.

As some of you may recall, I initially stated back in the Q3 2013 conference call that I wanted to focus on our customers and employees as I believe that focus would ultimately lead to happy shareholders. I still stand by that focus. I believe our efforts are proving to be trending the right way and that we will see a return to profitability in the first half of 2013. Furthermore, we will continue to focus on our core business in 2014 and the improvements I’ve mentioned.

We have created a culture of trust and accountability here at VirtualScopics, and it’s proving to be a successful environment. I want to have the same relationship with you, our investors. I have reached out to some of you for feedback and have appreciated your direct comments and criticisms and hope that you are seeing the results of some of your suggestions in this call today. I am also planning to give more transparency into the business and our metrics with each passing earnings call, and look forward to sharing with you our strategic vision past 2014 as the year progresses.

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Transcript: VirtualScopics, Inc. First Quarter 2014 Earnings Call May 15, 2014

Now, Jim and I will be happy to answer any questions you may have. We ask that you give consideration to all the participants on the call this morning and only ask one question at a time. Operator, if we can have the first question please.

Operator

Our first question comes from Paul Rodgers with Gold Lead Capital Management.

<Q>: Awards outstanding and bookings signed were $21 million as of one quarter ago, at December 31. That’s what I have in my notes. Is that correct, and is that number comparable with the $13.6 million you’re discussing this morning? If it is comparable, the trend is down. Is seasonality a factor here? Whatever comment you might add to shed light on $21 million versus $13.6 million. Thank you.

Eric Converse - Interim Chief Executive Officer

Yes. I think it’s very interesting, the numbers you’re pointing out because a quarter ago, we were telling you for the whole year. That’s why I’m very clear to point out in our slides where we’re trending this year.

So, at the end of our quarter, we’re comparing $13.6 million in awards and bookings for one quarter versus $20.5 million for an entire year. So, there’s no seasonality. There’s just that 66% in one quarter versus a whole year. So, I’m sorry if that was not clear, but that’s why we’re very excited about them being triple what they were quarter-to-quarter, but I also just wanted to give you a better understanding of just how good that number is because I’m comparing it to a whole year.

Operator

Our next question comes from Doug Russell with Brown Harris Stevens.

<Q>: It looks like you guys are doing very well in bringing on new business. You mentioned that you’re going to be getting a new CEO in a timely fashion. I mean it’s already been six months. So, already we’re, I think, past a timely fashion from my viewpoint, but does that mean that you have several candidates that you’re coming close to bringing onboard, or can you be a little more specific about where you are in that process?

Eric Converse - Interim Chief Executive Officer

Douglas, I think that’s a fair question, but I’d say that in my comments—this is a very, very important time in the company and it’s something that the board really needs to be thoughtful as they’re going through the selection. Yes, it has progressed. Yes, there are candidates, and yes, there are candidates who have been back.

However, the company right now is going in a very, very positive direction and we need to be very careful in the selection process. As I stated, the company is doing incredibly well. What we want to do with the CEO selection is enhance that for yet even a greater momentum and not do anything that would potentially takeaway from the trajectory we’re on right now.

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Transcript: VirtualScopics, Inc. First Quarter 2014 Earnings Call May 15, 2014

So, if you’re thinking that six months is a long period of time, I would tell you that where we are very right, we’re feeling very comfortable as far as where we are in the process and how we are going to best do this for the company’s best interest and the shareholders.

<Q>: For the last year, it seems that the activity on the stock has been trending downwards. I just looked and the average volume is 36,057 shares a day, which is extremely anemic. I know you’ve got a new PR firm and I was excited that they would try and promote your company. I’m seeing nothing going on with trying to get any interest in your stock. Can you address that?

Eric Converse - Interim Chief Executive Officer

I absolutely can. As I told you when I first started, my focus was on the employees and the customers because I do believe we have to get that solid foundation right. I think that you will see by the business, the way it’s trending, our customers are happy. As I mentioned, we have just brought on two new large pharma companies to our customer list in Q1. I would also tell you that our employees are incredibly encouraged by the change in culture here. I think their level of enjoyment has gone up tremendously. So, having said that, we can now focus more on communications with our investors to make sure that you are aware of these changes and able to predict more of the direction we’re going.

I have just brought on Donna Stein because she is a smaller boutique investment relations firm. She’s been incredibly attentive and supportive. The reason why I went to her and her firm is because they’re local and they’re a smaller size. Our last investor relations group was very, very qualified. It was just not a good match in the size and the focus. So, I believe and hopefully as you’ll see in this conference call today that we are very well supported with this investor relations and we can also now start focusing on our current investors as we communicate to you how well things are going.

<Q>: I’m glad to hear you have a new PR firm. Was that announced anywhere?

Eric Converse - Interim Chief Executive Officer

No.

<Q>: Okay. Well, hopefully the new PR firm will make announcements of all sorts (new business, and this and that) because when you don’t go to the Street with anything, it’s a little hard for anybody to get excited about your stock. So, good luck with that.

Eric Converse - Interim Chief Executive Officer

I agree with you wholeheartedly and as I said, I needed to get the foundation of this company solid before going to communicate thing that I didn’t have a lot of information on yet. I’m hoping that you’ll see in today’s call, just the presentation level, that Donna’s team has really helped us focus now on the investors.

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Transcript: VirtualScopics, Inc. First Quarter 2014 Earnings Call May 15, 2014

Operator

There are no questions in queue at this time. I would like to turn the call back over to management for closing comments.

Eric Converse - Interim Chief Executive Officer

Thank you, operator. Again, we are really looking forward to communicating to the best of our ability to all of you as our investors. We strongly encourage you to stay tuned to our shareholder meeting; if you can attend in person that would be even better. You can get to know the management team more so and we look forward to sharing more and more with you as the year progresses. Thanks for your time this morning.

Operator

This concludes today’s teleconference. Thank you for your participation. You may disconnect your lines at this time and have a great day.

PrecisionIR Group

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Phone: 804-3273400

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